UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2021 BioSolar, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell a convertible promissory note (the “Promissory Note”) in the aggregate principal amount of $53,500 to an accredited investor (the “Investor”). The Note was funded on January 15, 2021.

The principal and interest under the Promissory Note is due and payable on January 14, 2022.

The Promissory Note bears interest at a rate of 10% per annum and is convertible into shares of common stock of the Company 180 days following the date of the Promissory Note at the “Variable Conversion Price” which shall mean 61% multiplied by the average of the lowest two Trading Prices (as such term is defined in the Promissory Note) for the common stock during the fifteen (15) Trading Day period ending on the latest complete trading day prior to the conversion date. Notwithstanding the foregoing, the Investor shall be restricted from effecting a conversion, if such conversion, along with the other shares of the Company’s common stock beneficially owned by the Investor and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The Company has the right but not the obligation under the Promissory Note to prepay the outstanding note, wherein the Company would pay to the Investor a percentage of the outstanding note (the “Prepayment Percentage”), such Prepayment Percentage dependent upon the period of time during which the Company elects to prepay the outstanding Promissory Note.

The Agreement also enumerates events of default, which include, but are not limited to, failure to pay principal and interest, breach of covenant, bankruptcy and delisting of common stock.

In connection with the sale of the Promissory Note, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Promissory Note filed as Exhibit 10.1 hereto, which is incorporated herein by reference, and further qualified in its entirety by reference to the complete text of the Purchase Agreement filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Convertible Promissory Note

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering of the securities.

Shares of Common Stock issued upon conversion of outstanding convertible notes

As previously reported, the Company entered into securities purchase agreements pursuant to which it issued convertible notes to various accredited investors, which notes are convertible into shares of the Company’s common stock on the terms and subject to the conditions set forth in the various securities purchase agreements and associated notes. From January 7, 2021 through January 15, 2021, certain accredited investors converted an aggregate of approximately $75,286.19 in principal and interest resulting in the issuance of an aggregate of 18,087,895 shares of common stock. The number of shares of common stock issued and outstanding as of January 15, 2021 was 474,286,424.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering of the securities.

Series B Preferred Stock

On January 14, 2021, the board of directors (the “Board”) of the Company approved the designation of 1,000 shares Series B Preferred Stock (the “Series B Preferred Stock”), and the issuance of the Shares to the Company’s Chief Executive Officer, David Lee.

On January 15, 2021, as approved by the Board, the Company filed the Certificate of Designation (the “Certificate of Designation”) for its newly-created Series B Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock have a par value of $0.0001 per share. The Series B Preferred Stock does not have a dividend rate or liquidation preference and are not convertible into shares of the Company’s common stock.

For so long as any shares of the Series B Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have voting power equal to 51% of the total vote (representing a super majority voting power) on all shareholder matters of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series B Preferred Stock.

The shares of the Series B Preferred Stock shall be automatically redeemed by the Company at their par value on the first to occur of the following triggering events: (i) a date forty five (45) days after the effective date of the Certificate of Designation, (ii) on the date that Mr. Lee ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange and such listing is conditioned upon the elimination of the preferential voting rights of the Series B Preferred Stock set forth in the Certificate of Designation.

Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, as set forth in the Certificate of Designation, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series B Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series B Preferred Stock.

This description of the Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation attached as Exhibit 3.1 hereto.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve public offerings of securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.02 under the caption Series B Preferred Stock is incorporated by reference into this Item 5.03

Item 7.01 Regulation FD Disclosure.

On January 14, 2021the Company) issued a press release announcing that the Company plans to change its name to NewHydrogen, Inc. to better reflect the Company’s focus on reducing the cost of green hydrogen production.

A copy of the press release is furnished as Exhibit 99.1 of this report.

 By furnishing this Current Report on Form 8-K and furnishing the Investor Presentation, the Company makes no admission as to the materiality of any information in this Report.

The information in this Form 8-K and the Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits Number	Description
3.1	Certificate of Designation of Series B Preferred Stock

10.1	Convertible Promissory Note dated January 14, 2021

10.2	Securities Purchase Agreement dated January 14, 2021

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: January 20, 2021	/s/ David Lee
David Lee
Chief Executive Officer

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